Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

SONDORS Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(1)
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457	(o)	-	-	$28,750,000	0.00011020	$3,168.25
	Other	Representative’s Warrant(3)	457	(g)	-	-	-	-	-
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of the Representative’s Warrant(4)	457	(g)	-	-	$1,437,500	0.00011020	$158.41
	Total Offering Amounts						$30,187,500		$3,326.66
	Total Fees Previously Paid								$2,892.75
	Total Fee Offsets								—
			Net Fee Due						$433.91

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes shares of common stock that the underwriters have the option to purchase pursuant to the underwriters’ option to purchase additional shares of common stock.
(3)	No fee required pursuant to Rule 457(g) of the Securities Act.
(4)	Represents a warrant issuable to the representative to purchase a number of shares of common stock equal to 4% of the aggregate number of shares of common stock sold in the initial public offering being offered at an exercise price equal to 125% of the initial public offering price (the “Representative’s Warrant”). As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g), the proposed maximum aggregate offering price of the Representative’s Warrant is $1,437,500, which is equal to 125% of $1,150,000 (4% of $28,750,000). Pursuant to Rule 416, the registrant is also registering an indeterminate number of additional shares of common stock that are issuable by reason of certain anti-dilution provisions of the Representative’s Warrant.